Exhibit 23.2

New York Office 7 Penn Plaza, Suite 830 New York, NY 10001 T 212.279.7900

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

 We consent to the incorporation by reference in this Registration Statement of EZGO Technologies Ltd. on Form F-3 of our report dated February 16, 2021, with respect to our audits of the consolidated financial statements of EZGO Technologies Ltd. as of September 30, 2020 and 2019 and the related consolidated statements of operations, shareholder’s equity and cash flows for each of the two years then ended, which is included in the Annual Report on Form 20- F of EZGO Technologies Ltd. for the year ended September 30, 2021. We resigned as auditors on August 16, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Form F-3 Registration Statement for the periods after the date of our resignation. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

Marcum Bernstein & Pinchuk LLP

New York, New York

March 4, 2022